UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2023
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders
To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to articles of incorporation or bylaws; change in fiscal year
On April 24, 2023, Lightning eMotors, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), effective as of 5:00 p.m. Eastern Time on April 27, 2023. Beginning with the opening of trading on April 28, 2023, Lightning’s Common Stock will trade on the New York Stock Exchange on a split-adjusted basis under new CUSIP number 53228T 200 and will continue to trade under the symbol “ZEV.”
As a result of the Reverse Stock Split, every twenty (20) shares of Common Stock issued and outstanding will be converted into one (1) share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares because they held a number of shares of Common Stock not evenly divisible by the Reverse Stock Split ratio will automatically receive a cash payment equal to the value of such fractional share based on the closing price of the Common Stock as of the effective time of the Reverse Stock Split.
The Reverse Stock Split will not reduce the number of authorized shares of Common Stock of 250,000,000, or change the par value of the Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock.
All outstanding options, warrants, restricted stock units and similar securities entitling their holders to receive or purchase shares of Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. Prior to the Reverse Stock Split, the Company had outstanding issued warrants listed on the NYSE to purchase a total of 14,999,970 shares of Common Stock, with each whole warrant being exercisable to purchase one share of Common Stock at $11.50 per share. After giving effect to the Reverse Stock Split, these warrants are now exercisable for a total of approximately 749,998 shares of Common Stock, resulting in each warrant becoming exercisable for 1/20th of a share of common stock with an exercise price of $230.00 per whole share.
The foregoing description of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.
On April 24, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.
Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, effective April 27, 2023.
99.1	Press release by Lightning eMotors, Inc. dated April 24, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: April 24, 2023
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President